UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed by Magnum Hunter Resources Corporation (the “Company”), the Company continues to evaluate its existing asset base to identify properties that could be monetized and the proceeds thereof used to reallocate to potential higher growth opportunities and/or to further enhance liquidity. The Company has also publicly commented from time to time that it anticipates that its majority-owned midstream operations, consisting primarily of its Eureka Hunter Pipeline gas gathering system located in West Virginia and Ohio, may be monetized as part of this strategy, through either a master limited partnership or other transaction.

The Board of Directors of the Company continues to evaluate the overall asset mix of the Company with the goal to provide shareholders of the Company with the best possibilities for the creation, maintenance and enhancement of shareholder value, both near-term and long-term. In connection therewith, and consistent with the Company’s prior public comments, the Board is considering alternatives for the monetization of the Eureka Hunter Pipeline gas gathering system and associated operations, which may include the sale of these assets or the Eureka Hunter Pipeline entity to a third party, the purchaser of which could be either a strategic or financial buyer. However, the Board has not at this time made any definitive determination regarding any such transaction, and no assurance can be given that any such transaction will be completed or as to the structure or timing thereof.

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In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 1, 2013	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer